UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

HotApp International Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (301) 971-3940

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chan Heng Fai as Chief Executive Officer and President

On June 21, 2017, Chan Heng Fai voluntarily resigned as Chief Executive Officer (“CEO”) and President of HotApp International Inc. (the “Company”). Mr. Chan will remain as Chairman of the Company’s Board of Directors.

Appointment of Lum Kan Fai as Chief Executive Office and President

On June 21, 2017, the Company appointed Lum Kan Fai (“Vincent”) as the Company’s CEO and President.

Mr. Lum, age 54, has served as a member of the Company’s Board of Directors and as the Company’s Chief Technology Officer (“CTO”), since June 14, 2015. In connection with Mr. Lum’s appointment as the Company’s CEO and President, Mr. Lum has voluntarily resigned his position as the Company’s CTO. Prior to his appointment to the Company’s Board of Directors and his position as the Company’s CTO, Mr. Lum has had over 30 years of technology business experience in multinational corporations. Mr. Lum was the founder of FUNboxx Ltd. and served as its CEO from 2009 through 2014. From 2006 through 2007, Mr. Lum served as Chief Executive Officer for Vitop Ltd. From 2004 through 2007, he served as Asia-Pacific marketing director and head of the consumer products division of York International (now Johnson Controls). Prior to that, Mr. Lum held senior management positions with Apple and Datacraft Asia. Mr. Lum graduated from the University of Essex (UK) in 1985, with a first class honor degree in Computer and Communication Engineering.

Currently, Mr. Lum also serves on the Board of Directors of Applecraft Asia, Ltd., a Hong Kong based private company.

At the present time, Mr. Lum has no employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp International Inc.

Date: June 22, 2017	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Director

3